MANAGEMENT AGREEMENT

THIS AGREEMENT is made effective as of the 2nd day of April, 2008 (the "Effective Date").

BETWEEN:

NORRIS R. HARRIS, having a residential address at 2291 Hwy 21 E. Paige, Texas 78659

(the "Manager")

OF THE FIRST PART

AND:

ROYALITE PETROLEUM COMPANY INC., a Nevada corporation, having its registered office at 2580 Anthem Village Drive, Suite 112, Henderson, NV 89052

(the "Company")

OF THE SECOND PART

WHEREAS:

A.        The Company is engaged in the business of acquiring, exploring and developing oil and gas properties.

B.        The Manager has extensive experience in oil and gas exploration and operations.

C.        The Company desires to retain the Manager to act as the Company's Chief Executive Officer and Chairman of the Board and to provide management services to the Company on the terms and subject to the conditions of this Agreement.

D.        The Manager has agreed to act as the Company's Chief Executive Officer and Chairman of the Board and to provide management services to the Company on the terms and subject to the conditions of this Agreement.

THIS AGREEMENT WITNESSES THAT in consideration of the premises and mutual covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

1.	DEFINITIONS

1.1        The following terms used in this Agreement shall have the meaning specified below unless the context clearly indicates the contrary:

(a)	"Management Fee" shall mean the management fee payable to the Manager at the rate set forth in Section 5.1;

(b)	"Board" shall mean the Board of Directors of the Company;

(c)	"Term" shall mean the term of this Agreement beginning on the Effective Date and ending on the close of business on the date of the termination of this Agreement.

2.	ENGAGEMENT AS A MANAGER

2.1        The Company hereby engages the Manager as a manager to provide the services of the Manager in accordance with the terms and conditions of this Agreement and the Manager hereby accepts such engagement.

3.	TERM OF THIS AGREEMENT

3.1        The term of this Agreement shall become effective and begin as of the Effective Date, and shall continue until the close of business on March 31, 2010, unless this Agreement is earlier terminated in accordance with the terms of this Agreement or extended by the Board of Directors of the Company.

4.	MANAGEMENT SERVICES

4.1        The Manager agrees to act as the Company's Chief Executive Officer and Chairman of the Board and to perform the following services and undertake the following responsibilities and duties to the Company as management services (the "Management Services"):

(a)	exercising general direction and supervision over the Company's oil and gas exploration and operations;

(b)	providing general business assistance to the Company; and

(c)

performing such other duties and observing such instructions as may be reasonably assigned from time to time by or on behalf of the board of directors of the Company in the Manager's capacity as the Company's Chief Executive Officer and Chairman of the Board, provided such duties are within the scope of the Company's business and implementation of the Company's business plan.

4.2        The Manager shall devote 90% of his business time to the affairs of the Company. The Manager may engage in reasonable investment and other personal activities that do not interfere with the Manager's obligations hereunder.

4.3        The Manager will at all times be an independent contractor and the Manager will not be deemed to be an employee of the Company.

5.	MANAGEMENT FEE

5.1        During the term of this Agreement, the Company shall pay the Manager a management fee in consideration of the provision of the Management Services at a rate of $10,000 US per month (the "Management Fee").

5.2        The Management Fee shall be payable by the Company to the Manager on the last business day of each month during the term of this Agreement.

5.3        The Manager agrees that the Company may defer payment of the Management Fee until it obtains financing.

6.	REIMBURSEMENT OF EXPENSES

6.1        The Company will pay to the Manager, in addition to the Management Fee, the reasonable travel and promotional expenses and other specific expenses incurred by the Manager in provision of the Management Services. The Company agrees to pay for business class air fare.

7.	TERMINATION

7.1        The Company may terminate this Agreement: (i) at any time on three months' notice; or (ii) without notice upon the occurrence of any of the following events of default (each an "Event of Default"):

(a)	the Manager's commission of an act of fraud, theft or embezzlement or other similar willful misconduct;

(b)	the neglect or breach by the Manager of his material obligations or agreements under this Agreement; or

(c)	the Manager's refusal to follow lawful directives of the Board,

provided that notice of the Event of Default has been delivered to the Manager and provided the Manager has failed to remedy the default within thirty days of the date of delivery of notice of the Event of Default.

7.2        The Manager may terminate this Agreement at any time upon thirty days' notice.

7.3        On termination of this Agreement for any reason, all rights and obligations of each party that are expressly stated to survive termination or continue after termination will survive termination and continue in full force and effect as contemplated in this Agreement.

8.	PROPRIETARY INFORMATION AND DEVELOPMENTS

8.1        The Manager will not at any time, whether during or after the termination of this Agreement for any reason, reveal to any person or entity any of the trade secrets or confidential information concerning the organization, business or finances of the Company or of any third party which the Company is under an obligation to keep confidential, except as may be required in the ordinary course of performing the Management Services to the Company, and the Manager shall keep secret such trade secrets and confidential information and shall not use or attempt to use any such secrets or information in any manner which is designed to injure or cause loss to the Company. Trade secrets or confidential information shall include, but not be limited to, the Company's financial statements and projections, expansion proposals, property acquisition opportunities and business relationships with banks, lenders and other parties not otherwise publicly available.

9.	RELIEF

9.1        The Manager hereby expressly acknowledges that any breach or threatened breach by the Manager of any of the terms set forth in Section 8 of this Agreement may result in significant and continuing injury to the Company, the monetary value of which would be impossible to establish, and any such breach or threatened breach will provide the Company with any and all rights and remedies to which it may be entitled under the law, including but not limited to injunctive relief or other equitable remedies.

10.	PARTIES BENEFITED; ASSIGNMENTS

10.1        This Agreement shall be binding upon, and inure to the benefit of, the Manager, his heirs and his personal representative or representatives, and upon the Company and its successors and assigns. Neither this Agreement nor any rights or obligations hereunder may be assigned by the Manager.

11.	NOTICES

11.1        Any notice required or permitted by this Agreement shall be in writing, sent by registered or certified mail, return receipt requested, or by overnight courier, addressed to the Board and the Company at its then principal office, or to the Manager at the address set forth in the preamble, as the case may be, or to such other address or addresses as any party hereto may from time to time specify in writing for the purpose in a notice given to the other parties in compliance with this Section 11. Notices shall be deemed given when delivered.

12.	GOVERNING LAW

12.1        This Agreement shall be governed by and construed in accordance with the laws of the Sate of Nevada and each party hereto adjourns to the jurisdiction of the courts of the State of Nevada.

13.	REPRESENTATIONS AND WARRANTIES

13.1        The Manager represents and warrants to the Company that (a) the Manager is under no contractual or other restriction which is inconsistent with the execution of this Agreement, the performance of his duties hereunder or other rights of Company hereunder, and (b) the Manager is under no physical or mental disability that would hinder the performance of his duties under this Agreement.

14.	MISCELLANEOUS

14.1        This Agreement contains the entire agreement of the parties relating to the subject matter hereof.

14.2        This Agreement supersedes any prior written or oral agreements or understandings between the parties relating to the subject matter hereof.

14.3        No modification or amendment of this Agreement shall be valid unless in writing and signed by or on behalf of the parties hereto.

14.4        A waiver of the breach of any term or condition of this Agreement shall not be deemed to constitute a waiver of any subsequent breach of the same or any other term or condition.

14.5        This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations. If any provision of this Agreement, or the application thereof to any person or circumstance, shall, for any reason and to any extent, be held invalid or unenforceable, such invalidity and unenforceability shall not affect the remaining provisions hereof and the application of such provisions to other persons or circumstances, all of which shall be enforced to the greatest extent permitted by law.

14.6        The headings in this Agreement are inserted for convenience of reference only and shall not be a part of or control or affect the meaning of any provision hereof.

14.7        The Manager acknowledges and agrees that O'Neill Law Group PLLC has acted solely as legal counsel for the Company and that the Manager has been advised to obtain independent legal advice prior to execution of this Agreement.

14.8        This Agreement may be executed in one or more counter-parts, each of which so executed shall constitute an original and all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date first written above.

ROYALITE PETROLEUM COMPANY INC.
by its authorized signatory:

/s/ Logan B. Anderson
LOGAN B. ANDERSON, PRESIDENT

SIGNED, SEALED AND DELIVERED
BY NORRIS R. HARRIS
in the presence of:

/s/ Cindy Harris	/s/ Norris R. Harris

Signature	NORRIS R. HARRIS

Cindy Harris

Name

2291 Hiway 21E

Address

Paige, Texas, 78659